UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 12, 2017

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	000-24249	22-2919486
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, NJ 07054

(Address of principal executive offices; zip code)

(855)-776-6419
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On October 12, 2017, Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”), entered into warrant exercise agreements (each a “Warrant Exercise Agreement”) with certain holders (collectively, the “Warrant Holders” and each, a “Warrant Holder”) of the Company’s warrants (the “Warrants”) issued in June 2017. Pursuant to the Warrant Exercise Agreement, the Warrant Holders agreed to exercise Warrants for an aggregate of 4,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) at the Warrant exercise price of $1.25 per share. The Warrants were issued pursuant to that certain warrant agency agreement, dated as of June 21, 2017 (the “Warrant Agency Agreement”), by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). In connection with the exercises, the Company agreed to issue additional warrants to the Warrant Holders for the number of shares of Common Stock that is equal to eighty percent of the number of shares exercised by such Warrant Holder (the “Additional Warrant Shares”), at an exercise price of $1.80 per share. See “Additional Warrants” below.

The Warrant Holders agreed to exercise 4,000,000 shares of Common Stock underlying the Warrants (the “Exercised Shares”) for aggregate gross proceeds of $5,000,000 from the exercise of the Warrants, which will be used for general working capital purposes. The Warrants and Exercised Shares were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-218140), filed with the U.S. Securities and Exchange Commission under the Securities Act, including Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, which became effective on June 15, 2017, as well as the Registration Statement on Form S-1 (File No. 333-218780) pursuant to Rule 462(b) of the Securities Act, which became effective on June 16, 2017.

The Warrant Holders agreed that from October 12, 2017 and ending on and including October 19, 2017 (such period, the “Restricted Period”), neither the Warrant Holders nor certain of their affiliates would collectively, sell, dispose of or otherwise transfer, directly or indirectly, on any day on which the Nasdaq Capital Market is open for trading (a “Trading Day”) during the Restricted Period (any such date, a “Date of Determination”), shares of the Company’s Common Stock in an amount more than five percent (5%) of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination.

To the extent that a Warrant Holder’s exercise of Warrants would result in such Warrant Holder exceeding the Beneficial Ownership Limitation (as defined in the Warrants), such excess Warrant Shares shall be held in abeyance for the benefit of such Warrant Holder until such time as its right thereto would not result in the Warrant Holder exceeding the Beneficial Ownership Limitation.

The Company agreed that for 20 days starting from October 12, 2017, the Company shall not enter into any agreement to (i) amend, exchange or otherwise provide any incentives to exercise any of the Warrants, (ii) issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible or exchangeable into Common Stock, or (iii) file any registration statement with respect thereto, except with respect to Warrants that are subject to agreements that are entered into on October 12, 2017 and are substantially identical with the terms hereof.

The Company agreed that from October 12, 2017 until April 12, 2018 it will not enter into a warrant exercise agreement with more favorable terms with any other holder of the Warrants without amending the Additional Warrants to include such more favorable terms.

The foregoing description of the Warrant Exercise Agreement is qualified in its entirety by reference to the full text of the Warrant Exercise Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Warrants

In connection with the exercise of the Warrants, the Company will issue an additional warrant to each Warrant Holder for the number of shares of Common Stock equal to eighty percent of the number of exercised shares purchased by such Warrant Holder (the “Warrant Shares”), at an exercise price of $1.80 per share (each, an “Additional Warrant”, and collectively, the “Additional Warrants). The Additional Warrants are identical to the Warrants, except that the exercise price of the Additional Warrant is $1.80, such warrant is not exercisable for six months after issuance and such warrant expires four years from the initial exercise date.

The foregoing description of the Additional Warrant is qualified in its entirety by reference to the full text of the Additional Warrant which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report in connection with the Additional Warrants is incorporated by reference into this Item 3.02. The Company has agreed to pay cash commissions to Maxim Group LLC an amount equal to 4.5% percent of the gross proceeds raised in connection with the exercise of the Warrants. The issuance and sale of the Additional Warrants was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Act and Rule 506 of Regulation D thereunder (“Regulation D”), based on the fact that each Warrant Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D, in a transaction not involving a public offering. The Additional Warrants may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
Exhibit 4.1*	Form of Additional Warrant.

Exhibit 10.1*	Warrant Exercise Agreement, dated October 12, 2017, by and between Interpace Diagnostics Group, Inc. and certain Warrant Holders.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: October 12, 2017	By:	/s/ Jack E. Stover
Jack E. Stover
Chief Executive Officer